UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

TAKE-TWO SOFTWARE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, New York	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2005, the stockholders of Take-Two Interactive Software, Inc. (the "Company") approved : (i) an amendment to the Company’s 2002 Stock Option Plan (the "2002 Plan") which increased the number of shares of the Company’s common stock authorized for issuance under the 2002 Plan by 2,000,000 shares from 9,000,000 shares to 11,000,000 shares, and (ii)an amendment to the Company’s Incentive Stock Plan (the “Incentive Plan”) which increased the number of shares of the Company’s common stock authorized for issuance under the Incentive Plan by 1,000,000 shares from 1,500,000 to 2,500,000 shares. Pursuant to the 2002 Plan, subject to the provisions of the 2002 Plan, stock options may be granted by the administrator of the 2002 Plan (currently, the Compensation Committee of the Board of Directors of the Company) that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as well as stock options not intended to so qualify which are referred to as non-qualified stock options. Pursuant to the Incentive Plan, subject to the provisions of the Incentive Plan, the administrator of the plan (currently, the Compensation Committee of the Board of Directors of the Company) may grant to recipients under the Incentive Plan “restricted stock”, “deferred stock” or “other stock-based awards”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

Date: June 16, 2005	By:	/s/ Paul Eibeler
Paul Eibeler
Chief Executive Officer and President